Exhibit 10.4

FORM OF STOCK OPTION AGREEMENT

Pursuant to Southern States Bancshares, Inc.

2017 Stock Compensation Plan

This Stock Option Agreement is made as of                 , 20     (the “Effective Date”), by and between Southern States Bancshares, Inc., an Alabama corporation (the “Company”), and                              (“Grantee”).

Recitals

A. The Company has determined that it is in the best interests of the Company and its shareholders to encourage ownership in the Company by eligible persons associated with the Company thereby providing additional incentive for them to continue in the service to the Company or its Affiliates.

B. An Option is granted by the Board to Grantee pursuant, and subject to, the Southern States Bancshares, Inc. 2017 Stock Compensation Plan (the “Plan”) on the terms and conditions provided in this Agreement.

Agreement

1. Shares Optioned; Option Price; Time of Exercise.

(a) Effective as of the Effective Date, the Company grants to Grantee, subject to the terms and provisions set forth in this Agreement and in the Plan, an Option to purchase all or any part of the number of shares set forth in Exhibit “A,” attached hereto and incorporated herein by reference, of the Common Stock of the Company at the purchase price per share set forth as the Exercise Price in Exhibit “A.”

(b) The Option shall not be considered granted (as of the Effective Date) or become exercisable unless and until Grantee delivers to the Company a fully executed counterpart of this Agreement. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit “A,” subject to any termination, acceleration, or change in such Exercise Schedule set forth in this Agreement or the Plan.

(c) Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit “A” and, before that time, the Option may be terminated as provided in paragraph 2 of this Agreement. If Grantee does not purchase the full number of shares to which he or she is entitled in any one year, he or she may purchase such shares in the next year specified in the Exercise Schedule, in addition to the shares which he or she is otherwise entitled to purchase in the next year.

2. Termination of Service. An Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (a) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option; (b) the expiration of 90 days after the Grantee’s Retirement; (c) the expiration of one year after the Grantee ceases to be an employee of the Company due to Disability; (d) the expiration of one year after the Grantee ceases to be an employee of the Company due to the death of the Grantee; or (e) three months after the date on which a Grantee ceases to be an employee of the Company for any reason other than Retirement, Disability or death, unless the Option Agreement provides for earlier termination.

3. Miscellaneous.

(a) Designation of Beneficiary. The Grantee shall have the right to appoint any individual or legal entity in writing substantially similar in form to that of Exhibit “B,” attached hereto and incorporated herein by reference (a “Designation Form”), as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Grantee’s death. In the event of death, such Options may be exercised by such beneficiary. Such designation under this Agreement may be revoked by the Grantee at any time and a new beneficiary may be designated by the Grantee by execution and submission to the Board of a revised Designation Form. In order to be effective, a Designation Form must be completed by the Grantee and received by the Board, or its designee, prior to the date of the Grantee’s death. In the absence of such designation, the Grantee’s beneficiary and the person with the authority to exercise any Option shall be the legal representative of the Grantee’s estate.

(b) Incapacity of Grantee or Beneficiary. If any person entitled to a distribution under this Agreement is deemed by the Board to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Board may provide for such election or distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Board, the Company, and the Plan therefore.

(c) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated or defined herein, or unless the context requires a different definition, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan, and further, the terms and provisions of the Plan shall control in the event of any inconsistency between the Plan and this Agreement.

(d) Governing Law. This Agreement shall be governed by the laws of the State of Alabama and all applicable federal laws.

(e) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

(f) Successors or Assigns of the Company. The terms of this Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and the executors, administrators, heirs, successors, and assigns of the Grantee.

(g) Notices. If the Option is an Incentive Stock Option, by exercising his or her option the Grantee agrees to notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two years after the date of the Option grant or within one year after such shares of Common Stock are transferred upon exercise of the Option. Any notice to be given hereunder shall be in writing and shall be addressed to the Company at its offices located at 615 Quintard Avenue, Anniston, Alabama, 36201, and any notice to be given to Grantee shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given upon three days of sending such notice enclosed in a properly sealed envelope, properly addressed pursuant to the provisions of this paragraph, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

(h) Securities Laws. By exercising an Option, the Grantee agrees that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act of 1933 (the “1933 Act”), require that the Grantee not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Grantee, for a period of time specified by the underwriter(s) (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the 1933 Act. The Grantee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock until the end of such period.

(i) Stock Certificates.

(i) Securities represented by this certificate (the “Securities”) have been (A) acquired for investment; (B) issued and sold in reliance upon the exemption from registration under the Securities Act of Alabama and other states (the “Acts”); and (C) issued and sold in reliance upon an exemption from registration under the 1933 Act.

(ii) The Securities cannot be offered for sale, sold, or transferred other than pursuant to (A) an effective registration under the Acts or in a transaction which is otherwise in compliance with the Acts; (B) an effective registration under the 1933 Act or in a transaction which is otherwise in compliance with the 1933 Act; and (C) evidence satisfactory to the issuer of compliance with the applicable securities laws of any other jurisdiction.

(iii) The issuer shall be entitled to require the holder of this certificate to provide the issuer with an opinion of counsel satisfactory to it with respect to compliance with the above laws, except that an opinion shall not be required if holder provides the Company’s counsel with (A) a seller’s representation letter confirming compliance with Rule 144, including Rule 144(k), and showing that the selling broker has satisfied its obligations to make reasonable inquiries under Rule 144(g)(3); (B) a broker’s representation letter in customary form confirming that the ale will be undertaken in a manner consistent with paragraphs (f) and (g) of Rule 144; and (C) a copy of Form 144. The Company shall have the reasonable right to approve the forms of (A) through (C) of this paragraph 3(i)(iii). A seller’s representation letter form will depend on whether the seller is an affiliate of the Company and whether the stock has been held for more than two years.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Grantee as of the date and year first written above.

SOUTHERN STATES BANCSHARES, INC.

By:
Stephen W. Whatley
Its Chairman, President and CEO

Acknowledgement

The Grantee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof. The Grantee hereby accepts this Option subject to all the terms and provisions of the Plan. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board and, where applicable, the Committee, upon any questions arising under the Plan. As a condition to the issuance of shares of Common Stock of the Company under this Option, the Grantee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him or her any taxes required to be withheld by the Company under federal, state, or local law as a result of his or her exercise of this Option.

Dated:
Grantee

Name and Address:

EXHIBIT “A”

SOUTHERN STATES BANCSHARES, INC.

2017 STOCK COMPENSATION PLAN

Notice of Stock Option Grant

You have been granted the following option (“Option”) to purchase Common Stock of Southern States Bancshares, Inc. (the “Company”):

Name of Grantee:

Total Number of Shares Granted:

Type of Option:	☐ Incentive Stock Option (“ISO”)
☐ Nonstatutory Stock Option (“Non-ISO”)

To the extent an ISO does not qualify as such pursuant to applicable provisions of the Plan and Code Section 422(c), it shall be a Non-Qualified Stock Option (“NQSO”). To qualify for the favorable federal income tax treatment for ISOs, the Grantee must not dispose of shares obtained from exercise of an Option until at least two years after the date of grant and one year after the date of exercise of the Option. If these holding periods are not met, the sale or other disposition of shares will be a disqualifying disposition pursuant to Code Section 422(c).

Exercise Price Per Share:	$

Date of Grant:	,

Exercise Schedule:	The right of the Grantee to exercise and acquire the number of shares subject to this Option shall vest in equal installments over a period of years, commencing on the first anniversary of the Date of Grant. Upon termination of Grantee’s employment by the Company without cause, all options immediately vest.

Expiration Date:	,

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2017 Incentive Stock Compensation Plan and the Stock Option Agreement, both of which are attached hereto and made a part hereof.

GRANTEE:	SOUTHERN STATES BANCSHARES, INC.

By:
[name]	Stephen W. Whatley
Its Chairman, President and CEO

Date	Date

EXHIBIT “B”

DESIGNATION OF BENEFICIARY

for the

STOCK OPTION AGREEMENT

Pursuant to Southern States Bancshares, Inc.

2017 Stock Compensation Plan

Name of Grantee:
Date of Stock Option Agreement:

If my Continuous Service with the Company terminates by reason of my death, or if I shall die after I have terminated my service with the Company, but, prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under the Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to my primary beneficiary designated below, or to my secondary beneficiary designated below if my primary beneficiary is unable to accept transfer, in the manner provided for in the Plan and the Agreement.

Primary Beneficiary:

Relationship:

Address:

Phone:

Secondary Beneficiary:

Relationship:

Address:

Phone:

Grantee Signature

Date